LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                        CYPRESS SEMICONDUCTOR CORPORATION

                                       AND

                               SILICON VALLEY BANK





                               SEPTEMBER 25, 2003








                                       1.
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         THIS LOAN AND SECURITY AGREEMENT, dated as of September 25, 2003 (this
"Agreement"), is by and between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California, 95054, and CYPRESS SEMICONDUCTOR CORPORATION ("Borrower"), whose address is 3901 North First Street, San Jose, California, 95134, and provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties hereto agree as follows:

1.       DEFINITIONS; ACCOUNTING AND OTHER TERMS

         Capitalized terms used herein shall have the meanings given to such terms in Section 13 of this Agreement and in Appendix A hereto. Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules thereto. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.       LOAN AND TERMS OF PAYMENT

         2.1      Promise to Pay.

         Borrower promises to pay Bank the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances.

                  2.1.1    Advances.

                    (a) Bank will make Advances not exceeding the Committed Revolving Line minus (i) the outstanding principal balance of the Advances (including drawn but unreimbursed Letters of Credit that are deemed to be Advances pursuant to Section 2.1.2(c)), minus (ii) the amount of all outstanding Letters of Credit (excluding drawn but unreimbursed Letters of Credit that are deemed to be Advances pursuant to Section 2.1.2(c)) minus (iii) all amounts for services utilized for Cash Management Services that Borrower and Bank agree to in writing pursuant to Section 2.1.4. Amounts borrowed hereunder that remain available for borrowing under this Agreement may be repaid and reborrowed prior to the Maturity Date, without penalty or premium.

                    (b) To obtain an Advance, Borrower must notify Bank pursuant to the terms set for in Section 2 of Appendix A. Borrower must promptly confirm the notification by delivering to Bank a Loan Payment/Advance Request Form (the "Payment/Advance Form"). Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

                    (c) The Committed Revolving Line shall terminate on the Maturity Date, and all Advances are immediately due and payable on the Maturity Date.

                                       1.
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                  2.1.2 Letters of Credit.

                    (a) Bank will issue or have issued documentary or standby Letters of Credit for Borrower's account not exceeding the amount available under the Committed Revolving Line (each, a "Letter of Credit"). Each Letter of Credit will have an expiry date of no later than 180 days after the Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Maturity Date if such Maturity Date is not extended by Bank or if an Event of Default occurs and continues. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

                    (b) Prior to or simultaneously with the opening of each Letter of Credit, Borrower shall pay to Bank Bank's customary fees in connection with the opening of a letter of credit (the "Letter of Credit Fees"). For standby Letters of Credit, Bank's fees shall be 0.60% per annum. The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit and upon each anniversary thereof, if required. In addition, Borrower shall pay to Bank, for its own account, any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any application for Letters of Credit. All Letter of Credit Fees shall be part of the Obligations.

                    (c) If any Letter of Credit is drawn upon, such amount shall constitute an Advance and shall initially accrue interest at the Prime Rate, provided that Borrower shall have the right, from time to time, to elect an Interest Rate based on the LIBOR Rate pursuant to the terms of Appendix A. If such amount is not paid immediately, then the full amount thereof shall accrue interest at the rate set forth in Section 2.3.1.

                  2.1.3    Intentionally Omitted.

                  2.1.4    Cash Management Services.

                  Borrower may use the availability under the Committed Revolving Line for Bank's cash management services, which may include merchant services, direct deposit of payroll, business credit cards, automated clearing house transactions, controlled disbursement accounts and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). Such aggregate amounts utilized for Cash Management Services will reduce the amount otherwise available to be borrowed under the Committed Revolving Line, provided that Borrower and Bank shall enter into a written agreement with respect to any such Cash Management Services that sets forth (i) the amount of availability under the Committed Revolving Line that will be reduced with respect to such Cash Management Services or the methodology for calculating such amounts and (ii) the terms and conditions governing such Cash Management Services, including, without limitation, the treatment of any credit extended by Bank to Borrower under such Cash Management Services as Advances hereunder.

         2.2      Overadvances.

         If, at any time, Borrower's Obligations hereunder exceed the Committed Revolving Line, Borrower shall immediately pay Bank the excess.


                                       2.
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         2.3      Interest Rate, Payments.

                  2.3.1 Interest Rate. Advances accrue interest on the outstanding principal balance thereof at the Interest Rate (as defined in Appendix A hereto). Borrower may elect to borrow Prime Rate Loans or LIBOR Rate Loans, all as more particularly set forth in Appendix A hereto. During the existence of an Event of Default, Obligations shall accrue interest at a rate per annum equal to two percent (2%) above the rate effective immediately before the Event of Default. The Interest Rate applicable to Prime Rate Loans increases or decreases when the Prime Rate changes. Interest is computed on a 365 day year for the actual number of days elapsed.

                  2.3.2 Payments. Interest due on the Advances is payable on the first day of each month. Bank may debit any of Borrower's deposit accounts, including account number 3300297750, for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

         2.4      Fees.

                  Borrower will pay:

                    (a) Commitment Fee. A fully earned, non-refundable loan fee in the amount of 0.55% of the Committed Revolving Line ($275,000) is due on or before the Closing Date.

                    (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred as of the Closing Date shall be paid by Borrower upon demand. All Bank Expenses (including reasonable attorneys' fees) incurred after the date of this Agreement are payable within 30 days after receipt by Borrower of an invoice therefor.

3. CONDITIONS OF LOANS

         3.1      Conditions Precedent to Initial Advance.

         Bank's obligation to make the initial Advance is subject to the condition precedent that it shall have received, in form and substance satisfactory to it, the following:

                  (a) this Agreement;

                  (b) the Guaranty of each of Cypress Semiconductor (Minnesota) Inc. and Cypress Semiconductor (Texas) Inc.;

                  (c) the Pledge Agreements;

                  (d) an opinion of counsel to Borrower;

                                       3.

                  (e) an officer's certificate of Borrower with respect to its Certificate of Incorporation, Bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (f) a financing statement (Form UCC-1);

                  (g) evidence of insurance;

                  (h) payment of the fees and Bank Expenses then due specified in Section 2.4; and

                  (i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         3.2      Conditions Precedent to All Advances.

         Bank's obligation to make each Advance, including the initial Advance, is subject to the following:

                    (a) timely receipt of any Payment/Advance Form for a Prime Rate Loan or a LIBOR Rate Borrowing Certificate for a LIBOR Rate Loan;

                    (b) the representations and warranties in Section 5 must be true in all material respects on the date of the Payment/Advance Form or the LIBOR Rate Borrowing Certificate and on the effective date of each Advance (except that, in each case, representations and warranties in Section 5 made as of a specified earlier date shall be true in all material respects as of such specified earlier date) and no Event of Default may have occurred and be continuing, or result from such Advance. Each Advance is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects (except that representations and warranties in Section 5 made as of a specified earlier date shall be true in all material respects as of such specified earlier date) ; and

                    (c) there has not been, in Bank's sole discretion, a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations (a "Material Adverse Change").

4.       CREATION OF SECURITY INTEREST

         4.1      Grant of Security Interest.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations).


                                       4.

         4.2      Authorization to File; Delivery of Additional Documentation.

         Borrower authorizes Bank to file financing statements (Form UCC-1) without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's security interest in the Collateral. Borrower shall execute and deliver to Bank, at the request of Bank, all documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

5.       REPRESENTATIONS AND WARRANTIES

         Except as set forth in the Disclosure Letter, Borrower represents and warrants as follows:

         5.1      Due Organization; Organizational Structure; Authorization.

         Borrower and each Guarantor is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change.

         Borrower has not changed its state of formation or organizational structure or type or any organizational number assigned by its jurisdiction of formation in the past five (5) years.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not contravene Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default would reasonably be expected to cause a Material Adverse Change.

         5.2      Collateral.

         Borrower has good title to the Collateral, free of Liens except Permitted Liens.

         5.3      Litigation.

         Except as disclosed in Borrower's public filings with the SEC, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, overtly threatened by or against Borrower or any Subsidiary in which a likely adverse decision would reasonably be expected to cause a Material Adverse Change.

         5.4      No Material Adverse Change in Financial Statements.

         All consolidated financial statements for Borrower delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank that would reasonably be expected to cause a Material Adverse Change.


                                       5.

         5.5      Solvency.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

         5.6      Regulatory Compliance.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Except for loans extended to Borrower's employees in connection with Borrower's employee stock purchase assistance plan, Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which would reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally, except to the extent that noncompliance would not reasonably be expected to result in a Material Adverse Change. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change.

         5.7      Subsidiaries.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         5.8      Full Disclosure.

         No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results).

         5.9 Designation of Indebtedness under this Agreement as Senior Indebtedness.

         All principal of, interest (including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as


                                       6.

a claim in any such proceeding), and all fees, costs, expenses and other amounts accrued or due under this Agreement shall constitute "Designated Senior Indebtedness" under the terms of the 2000 Indenture and the 2003 Indenture, respectively.

6.       AFFIRMATIVE COVENANTS

         Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations (other than inchoate indemnity obligations):

         6.1      Designated Senior Indebtedness.

         Borrower shall designate all principal of, interest (including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), and all fees, costs, expenses and other amounts accrued or due under this Agreement as "Designated Senior Indebtedness", or such similar term, in any future Subordinated Debt incurred by Borrower after the date hereof, if such Subordinated Debt contains such term or similar term and if the effect of such designation is to grant to Bank the same or similar rights as granted to Bank as a holder of "Designated Senior Indebtedness" under the 2000 Indenture or the 2003 Indenture.

         6.2      Government Compliance.

         Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and good standing in its jurisdiction of formation and each jurisdiction in which the nature of its business requires them to be so qualified, except where the failure to take such action would not reasonably be expected to have a material adverse effect on Borrower's and its Subsidiaries' business or operations, taken as a whole; provided, that (a) the legal existence of any Subsidiary that is not a Guarantor may be terminated or permitted to lapse, and any qualification of such Subsidiary to do business may be terminated or permitted to lapse, if, in the good faith judgment of Borrower, such termination or lapse is in the best interests of Borrower and its Subsidiaries, taken as a whole, and (b) Borrower may not permit its qualification to do business in the jurisdiction of its chief executive office to terminate or lapse; and provided, further, that this Section 6.2 shall not be construed to prohibit any other transaction that is otherwise permitted in Section 7 of this Agreement.

         Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

         6.3      Financial Statements, Reports, Certificates.

                    (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 5 days after filing with the SEC, the Borrower's 10K and 10Q reports; (ii) a Compliance Certificate together with delivery of the 10K and 10Q reports; (iii) within 45 days after the end of each fiscal year, annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower's board of directors, together with any related business forecasts used in the preparation of such annual financial projections; (iv) a prompt report of any legal


                                       7.

actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $10,000,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

         Borrower's 10K and 10Q reports required to be delivered pursuant to
Section 6.3(a)(i) shall be deemed to have been delivered on the date on which Borrower posts such report or provides a link thereto on Borrower's website on the Internet; provided, that Borrower shall provide paper copies to Bank of the Compliance Certificates required by Section 6.3(a)(ii).

                    (b) Within 30 days after the last day of each quarter, Borrower will deliver to Bank (i) a cash balance report, including account statements detailing cash management types of investments held and maturity dates, and (ii) an accounts receivable aging report, by invoice date.

         6.4      Intentionally Omitted.

         6.5      Taxes.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

         6.6      Insurance.

         Borrower shall maintain in full force and effect insurance of the types customarily carried in its line of business, including, without limitation, self-insurance.

         6.7      FINANCIAL COVENANTS.

         Borrower will maintain, on a consolidated basis, the following as of the last day of each fiscal quarter:

                    (a) Tangible Net Worth. A Tangible Net Worth not less than Six Hundred Million Dollars ($600,000,000).

                    (b) Quick Ratio. A ratio of (A) unrestricted cash, cash equivalents, short and long term Investments and accounts receivable net of reserves to (B) Current Liabilities exclusive of the current liability associated with Subordinated Debt, of not less than 1.00:1.00.

         6.8      Intentionally Omitted.

         6.9      USE OF PROCEEDS.

         Borrower shall use the Advances (including Advances constituting Letters of Credit) only for its general working capital requirements, including, without limitation, capital expenditures, and for any other purpose not expressly prohibited hereunder.


                                       8.

         6.10     Further Assurances.

         Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         Borrower will not, and will not permit any of its Subsidiaries to, do any of the following without Bank's prior written consent for so long as Bank has an obligation to lend or there are any outstanding Obligations (other than inchoate indemnity obligations):

         7.1      Dispositions.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for:

                    (a) Transfers in the ordinary course of business;

                    (b) Transfers to Borrower or any of its Subsidiaries from Borrower or any of its Subsidiaries;

                    (c) Transfers of property for fair market value;

                    (d) Transfers of property in connection with sale-leaseback transactions;

                    (e) Transfers of property to the extent such property is exchanged for credit against, or proceeds are promptly applied to, the purchase price of other property used or useful in the business of Borrower or its Subsidiaries;

                    (f) Transfers constituting (i) non-exclusive licenses, (ii) exclusive licenses with respect to geographic locations, or fields of use, or custom products developed for a particular customer;

                    (g) Transfers otherwise permitted by the Loan Documents;

                    (h) sales or discounting of delinquent accounts;

                    (i) Transfers of used, worn-out or obsolete property, or of surplus property for fair market value;

                    (j) Transfers associated with the making or disposition of a Permitted Investment;

                    (k) Transfers in connection with a permitted acquisition of a portion of the assets or rights acquired; and


                                       9.

                    (l) Transfers not otherwise permitted in this Section 7.1, provided, that the aggregate book value of all such Transfers by Borrower and its Subsidiaries, together, shall not exceed in any fiscal year, 10% of Borrower's consolidated total assets as of the last day of the fiscal year immediately preceding the date of determination.

         7.2      Changes in Business, Ownership, or Business Locations.

         Engage in any material line of business other than those lines of business conducted by Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, complementary or incidental thereto or reasonable extensions thereof. Borrower will not, without prior written notice, change its state of incorporation.

         7.3      Mergers or Acquisitions.

         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person other than with Borrower or any Subsidiary, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of a Person other than Borrower or any Subsidiary, except where no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (a) Borrower is the surviving entity or (b) such merger or consolidation is a Transfer otherwise permitted pursuant to Section 7.1 hereof.

         7.4      Indebtedness.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

         7.5      Encumbrance.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted hereunder.

         7.6      Distributions; Investments.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for Permitted Distributions.

         7.7      Transactions with Affiliates.

         Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for:

                    (a) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms (when viewed in the context of any series of transactions of which it may be a part, if applicable); or


                                       10.

                    (b) transactions among Borrower and its Subsidiaries and among Borrower's Subsidiaries.

         7.8      Subordinated Debt:

         Make or permit any payment on or amendments of any Subordinated Debt, except:

                    (a) payments under the terms of the Subordinated Debt;

                    (b) payments made with Borrower's capital stock or other Subordinated Debt;

                    (c) amendments to Subordinated Debt so long as such Subordinated Debt remains subordinated in right of payment to this Agreement; or

                    (d) other purchases or payments of Subordinated Debt, provided that the aggregate amount of such purchases or payments made pursuant to this subsection (d) during the period commencing on the Closing Date and ending on the date of determination, when combined with distributions, dividends or purchases of Borrower's capital stock in cash during such period, shall not exceed 50% of Borrower's consolidated positive cash flow for the period beginning on June 30, 2003, and ending on the last day of the fiscal quarter immediately preceding the date of determination, and no Event of Default exists or will result from such purchases.

         7.9      Compliance.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940, as amended, or use the proceeds of any Advance for the purpose of purchasing or carrying margin stock; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1      Payment Default.

         If Borrower fails to pay (a) principal hereunder when due; (b) interest hereunder within 3 Business Days of when due; and (c) any other Obligations hereunder within 30 days of receipt by Borrower of an invoice therefor. During the additional period the failure to cure the default is not an Event of Default (but no Advance will be made during the cure period);

         8.2      Covenant Default.

                                       11.

                    (a) If Borrower does not perform any obligation in Section
6.6 or 6.7 or violates any covenant in Section 7; or

                    (b) If Borrower does not perform or observe any other material covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and has not cured the default within 20 days after a Responsible Officer has knowledge of such default;

         8.3      Intentionally Omitted.

         8.4      Change of Control.

         If a Change of Control occurs;

         8.5      Attachment.

         If 20% or more of consolidated total assets of Borrower is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Advances will be made during the cure period);

         8.6      Insolvency.

         If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 60 days (but no Advances will be made before any Insolvency Proceeding is dismissed);

         8.7      Other Agreements.

         If Borrower fails to (a) make any payment exceeding $10,000,000 of Indebtedness when due and such failure continues after the applicable grace or notice period, if any, specified in the agreement or instrument relating thereto, or (b) perform or observe any other condition or covenant, or any other event shall occur or condition exist under any agreement or instrument relating to any Indebtedness exceeding $10,000,000, and such failure continues after the applicable grace or notice period, if any, specified in the agreement or instrument relating thereto and the effect of such failure, event or condition is to cause the holder or holders of such Indebtedness to accelerate the maturity of such Indebtedness or cause the mandatory repurchase of any Indebtedness exceeding $10,000,000;







                                       12.

         8.8      Judgments.

         If a money judgment(s) in the aggregate of at least $10,000,000 (not covered by insurance) is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Advances will be made before the judgment is stayed or satisfied);

         8.9      Misrepresentations.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

         8.10     Guaranty.

         Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any material obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists as of the date made or deemed made in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank by a Guarantor in connection with any guaranty, or any circumstance described in Sections 8.4, 8.6 or 8.8 occurs to any Guarantor.

9.       BANK'S RIGHTS AND REMEDIES

         9.1      Rights and Remedies.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                    (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.6 occurs all Obligations are immediately due and payable without any action by Bank);

                    (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                    (c) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral;

                    (d) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; and

                    (e) Dispose of the Collateral according to the Code.

         9.2      Power of Attorney.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to (a) endorse Borrower's name on any checks or other


                                       13.

forms of payment or security relating to the Collateral and (b) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank's obligation to provide Advances terminates.

         9.3      Bank Expenses.

         Any amounts paid by Bank in connection with this Agreement are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.4      Bank's Liability for Collateral.

         If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any diminution in the value of the Collateral.

         9.5      Remedies Cumulative.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

         9.6      DEMAND WAIVER.

         Except as otherwise required in this Agreement, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, or release.

10.      Notices

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.      CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER


                                       14.

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

         12.1     Successors and Assigns.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or prior notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement to any other bank or financial institution.

         12.2     Indemnification.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except with respect to (a) and (b) above, for losses caused by Bank's and its officers', employees', and agents' gross negligence or willful misconduct.

         12.3     Time of Essence.

         Time is of the essence for the performance of all obligations in this Agreement.

         12.4     Severability of Provision.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.5     Amendments in Writing; Integration.

         All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties,


                                       15.

and negotiations between the parties about the subject matter of this Agreement are superseded by this Agreement and the Loan Documents.

         12.6     Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

         12.7     Survival.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations (other than inchoate indemnity obligations) remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

         12.8     Confidentiality.

         In handling any confidential or non-public information concerning the Borrower and its Subsidiaries, Bank will maintain the confidentiality of such information, but disclosure of information may be made (a) to Bank's subsidiaries or affiliates in connection with their business with Borrower, provided they are bound by this confidentiality provision, (b) to prospective transferees or purchasers of any interest in the loans, provided they are bound by this confidentiality provision, (c) as required by law, regulation, subpoena, or other order, (d) as required in connection with Bank's examination or audit, provided that any Person receiving confidential or non-public information is bound by this confidentiality provision or similar regulations, and (e) as Bank considers appropriate exercising remedies under this Agreement, provided that any Person receiving confidential or non-public information is bound by this confidentiality provision or similar regulations. Confidential information does not include information that either: (x) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (y) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         12.9     Attorneys' Fees, Costs and Expenses.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.      DEFINITIONS

         In this Agreement:

         "2000 Indenture" is that certain Subordinated Indenture dated as of January 15, 2000, executed by and between Borrower, as issuer, and State Street Bank and Trust Company of


                                       16.

California, N.A., as trustee, relating to 3.75% Convertible Subordinated Notes due 2005, as supplemented from time to time.

         "2003 Indenture" is that is that certain Indenture dated as of June 3, 2003, by and between Borrower, as issuer, and U.S. Bank National Association, as trustee, relating to the 1.25% Convertible Subordinated Plus Cash Notes due June 15, 2008, as supplemented from time to time.

         "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line, including Advances used to (i) fund Letters of Credit, or (ii) extend financial accommodations for Cash Management Services to the extent that Borrower and Bank have agreed in writing to extend financial accommodations pursuant to the terms of Section 2.1.4.

         "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "Cash Management Services" are defined in Section 2.1.4.

         "Change in Control" is a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of greater than 35% of the shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors.

         "Closing Date" is the date of this Agreement.

         "Code" is the Uniform Commercial Code in effect in any applicable jurisdiction.

         "Collateral" is the property described as such in the Pledge Agreement.


                                       17.

         "Committed Revolving Line" is an Advance or Advances not to exceed a principal amount outstanding at any time of $50,000,000.

         "Compliance Certificate" is a Compliance Certificate signed by a Responsible Officer in substantially the same form of Exhibit C attached hereto.

         "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "Current Liabilities" are the aggregate amount of Total Liabilities which mature within one (1) year.

         "Disclosure Letter" means the disclosure letter, dated as of the Closing Date, addressed from Borrower to Bank, as amended or amended and restated from time to time.

         "ERISA" is the Employment Retirement Income Security Act of 1974, as amended, and its regulations.

         "GAAP" is generally accepted accounting principles.

         "Guarantor" is Cypress Semiconductor (Minnesota) Inc. and Cypress Semiconductor (Texas) Inc.

         "Guaranty" is the Unconditional Guaranty dated as of the Closing Date and executed by each Guarantor.

         "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for


                                       18.

the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "Letter of Credit" is defined in Section 2.1.2.

         "Letter of Credit Fees" is defined in Section 2.1.2.

         "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, any pledge agreements, and any other present or future agreement between Borrower and Bank or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "Material Adverse Change" has the meaning set forth in Section 3.2(c) hereof.

         "Maturity Date" is September 25, 2005.

         "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later in connection with this Agreement, including cash management services and letters of credit, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "Permitted Distributions" means:

                    (a) purchases of capital stock from former employees, consultants and directors pursuant to repurchase agreements or other similar agreements;

                    (b) distributions or dividends consisting solely of Borrower's capital stock;

                    (c) purchases for value of any rights distributed in connection with any stockholder rights plan;

                    (d) purchases of capital stock or options to acquire such capital stock with the proceeds received from a substantially concurrent issuance of capital stock or convertible securities;

                    (e) purchases of capital stock pledged as collateral for loans to employees;


                                       19.

                    (f) purchases of capital stock in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

                    (g) purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations;

                    (h) the settlement or performance of such Person's obligations under any equity derivative transaction, option contract or similar transaction or combination of transactions; and

                    (i) other distributions, dividends or purchases of Borrower's capital stock in cash, provided that the aggregate amount of such distributions, dividends, or purchases made pursuant to this clause (i) during the period commencing on the Closing Date and ending on the date of determination, when combined with purchases of Subordinated Debt during such period, shall not exceed 50% of Borrower's consolidated positive cash flow for the period beginning on June 30, 2003, and ending on the last day of the fiscal quarter immediately preceding the date of determination, and no Event of Default exists or will result from such other distribution, dividend, or purchase.

         "Permitted Indebtedness" is:

                    (j) Borrower's Indebtedness to Bank under this Agreement or any other Loan Document;

                    (k) (i) Any Indebtedness that does not exceed $5,000,000 in principal amount existing on the Closing Date, and (ii) any Indebtedness in excess of $5,000,000 in principal amount existing on the Closing Date and shown on the Disclosure Letter;

                    (l) Subordinated Debt;

                    (m) Indebtedness to trade creditors and with respect to surety bonds and similar obligations;

                    (n) Guaranties of Permitted Indebtedness;

                    (o) Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements designated to protect a Person against fluctuations in interest rates, currency exchange rates, or commodity prices;

                    (p) Indebtedness between Borrower and any of its Subsidiaries or among any of Borrower's Subsidiaries;

                    (q) Up to $200,000,000 in principal amount of Indebtedness (and related interest and other amounts) of SunPower Corp. and guaranties of such Indebtedness by Borrower and its Subsidiaries;

                    (r) Indebtedness with respect to documentary letters of credit;


                                       20.

                    (s) Capitalized leases and purchase money Indebtedness secured by Permitted Liens;

                    (t) Indebtedness of entities acquired in any permitted merger or acquisition transaction;

                    (u) Refinanced Permitted Indebtedness, provided that the amount of such Indebtedness is not increased except by an amount equal to a reasonable premium or other reasonable amount paid in connection with such refinancing and by an amount equal to any existing, but unutilized, commitment thereunder; and

                    (v) Other Indebtedness, if, on the date of incurring any Indebtedness pursuant to this subsection (m), the outstanding aggregate amount of all Indebtedness incurred pursuant to this subsection (m) does not exceed 20% of Borrower's consolidated total assets calculated as of the end of the immediately prior fiscal quarter.

         "Permitted Investments" are:

                    (w) Investments existing on the Closing Date;

                    (x) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States or its agencies or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 2 years after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 2 years after issue;

                    (y) Investments approved by the Borrower's Board of Directors or otherwise pursuant to a Board-approved investment policy;

                    (z) Investments in or to Borrower or any of its Subsidiaries;

                    (aa) Investments consisting of deposit and investment accounts in the name of Borrower or any Subsidiary;

                    (bb) Investments consisting of extensions of credit to Borrower's or its Subsidiaries' customers in the nature of accounts receivable, prepaid royalties or notes receivable arising from the sale or lease of goods, provision of services or licensing activities of Borrower;

                    (cc) Investments received in satisfaction or partial satisfaction of obligations owed by financially troubled obligors;

                    (dd) Investments acquired in exchange for any other Investments in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization;

                    (ee) Investments acquired as a result of a foreclosure with respect to any secured Investment;


                                       21.

                    (ff) Investments consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements designated to protect a Person against fluctuations in interest rates, currency exchange rates, or commodity prices;

                    (gg) Investments consisting of loans and advances to employees; and

                    (hh) Other Investments, if, on the date of incurring any Investments pursuant to this subsection (l), the outstanding aggregate amount of all Investments incurred pursuant to this subsection (l) does not exceed 20% of Borrower's consolidated total assets calculated as of the end of the immediately prior fiscal quarter.

         "Permitted Liens" are:

                    (ii) (i) Liens existing on the Closing Date securing Indebtedness that does not exceed $5,000,000 in principal amount and (ii) Liens existing on the Closing Date securing Indebtedness in excess of $5,000,000 in principal amount and shown on the Disclosure Letter or (iii) Liens arising under this Agreement or other Loan Documents;

                    (jj) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

                    (kk) Liens (including with respect to capital leases) (i) on property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) acquired or held by Borrower or its Subsidiaries incurred for financing such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof), or (ii) existing on property (and accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof) when acquired, if the Lien is confined to such property (including accessions, additions, parts, replacements, fixtures, improvements and attachments thereto, and the proceeds thereof);

                    (ll) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (s), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness it secures may not increase;

                    (mm) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

                    (nn) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

                    (oo) Liens in favor of custom and revenue authorities arising as a matter of law to secure the payment of custom duties in connection with the importation of goods;


                                       22.

                    (pp) Liens on insurance proceeds securing the payment of financed insurance premiums;

                    (qq) Customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other similar agreement;

                    (rr) Liens on assets acquired in mergers and acquisitions not prohibited by the covenant limiting mergers and acquisitions;

                    (ss) Liens consisting of pledges of cash, cash equivalents or government securities to secure swap or foreign exchange contracts or letters of credit;

                    (tt) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.8;

                    (uu) Liens in favor of other financial institutions arising in connection with Borrower's deposit or securities accounts held at such institutions;

                    (vv) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceeding if adequate reserves with respect thereto are maintained on the books of the applicable Person;

                    (ww) Pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                    (xx) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money;

                    (yy) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

                    (zz) Liens granted by SunPower Corp. in its property in connection with Indebtedness permitted pursuant to clause (h) of the definition of "Permitted Indebtedness"; and

                    (aaa) Liens not otherwise permitted, provided that the amount of all such Liens is not in excess of 10% of Borrower's consolidated total assets calculated as of the end of the immediately prior fiscal quarter (with any such Lien valued as the amount of the obligation secured by such Lien).


                                       23.

         "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "Pledge Agreements" are the Stock Pledge Agreement (100% Pledge) and the Stock Pledge Agreement (65% Pledge) dated as of the Closing Date by Borrower in favor of Bank.

         "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Treasurer of Borrower.

         "SEC" means the Securities and Exchange Commission.

         "Subordinated Debt" is (a) Indebtedness incurred by Borrower subordinated to Borrower's Indebtedness owed to Bank and which is reflected in a written agreement in a manner and form reasonably acceptable to Bank and approved by Bank in writing, and (b) all Indebtedness under both the 2000 Indenture and the 2003 Indenture, and (c) to the extent the terms of subordination do not change adversely to Bank, refinancings, refundings, renewals, amendments or extensions of any of the foregoing.

         "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (i) any amounts attributable to (without duplication and exclusive of goodwill, Patents, Trademarks, Copyrights and research and development expenses relating to acquisitions occurring after the Closing Date) (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, Trademarks, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

         "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and the current portion of Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.




                                       24.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

BORROWER:

CYPRESS SEMICONDUCTOR CORPORATION



By:___________________________________________________

Printed Name:_________________________________________

Title:________________________________________________



BANK:

SILICON VALLEY BANK



By:___________________________________________________

Printed Name:_________________________________________

Title_________________________________________________

                                   APPENDIX A

                                LIBOR SUPPLEMENT

1. Definitions.

         "Business Day" means, with respect to LIBOR Rate Loans, a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

         "Interest Period" means for each LIBOR Rate Loan, a period of approximately one, two or three months as the Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable Maturity Date.

         "Interest Rate" shall mean as to: (a) Prime Rate Loans, a rate equal to the Prime Rate; and (b) LIBOR Rate Loans, a rate of 1.75% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

         "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Bank to be the per annum rate of interest as which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Loan.

         "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

         "LIBOR Rate Loans" means any Advances made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

         "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Loans shall change on each date there is a change in the Prime Rate.

         "Prime Rate Loans" means any Advances made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

         "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or


                                       1.

state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

2. Requests for Loans. Each LIBOR Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11 :00 a.m. (Santa Clara, California time) on the Business Day three (3) Business Days prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day; the amount of such Loan, the Interest Period for such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

         Each written request for a LIBOR Rate Loan shall be in the form of a LIBOR Rate Loan Borrowing Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

         Each Prime Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (Santa Clara, California time) on the Business Day one (1) Business day prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

3.       Conversion/Continuation of Loans.

         (a) Borrower may from time to time submit in writing a request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Loans which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Each written request for a conversion to a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B to this Supplement which shall be duly executed by the Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be provided that:


                                       2.

                  (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

                  (ii) no party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement;

                  (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Loans;

                  (iv) the amount of a LIBOR Rate Loan shall be $1,000,000 or such greater amount which is an integral multiple of $100,000; and

                  (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Loan.

         Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Loans.

         (b) Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Bank's option, convert to Prime Rate Loans in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or
                  (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to LIBOR Rate Loans, or the aggregate principal amount of existing LIBOR Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the Committed Revolving Line. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's loan account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

         (c) On all Loans, Interest shall be payable by Borrower to Bank monthly in arrears not later than the first (1st) day of each calendar month at the applicable Interest Rate.


                                       3.

4.       Additional Requirements/Provisions Regarding LIBOR Rate Loans, Etc.

         (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

         (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

                  (i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

                  (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Loans or any deposits referred to in the definition of "LIBOR Base Rate"); or

                  (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this
Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.


                                       4.

         (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

         (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

         (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Loan, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Banks obligation to make the LIBOR Rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Bank to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a) of this Supplement).


                                       5.

                          EXHIBIT A TO LIBOR SUPPLEMENT

                      LIBOR RATE LOAN BORROWING CERTIFICATE

         The undersigned hereby certifies as follows:

         I, ________________________, am the duly elected and acting __________________ of Cypress Semiconductor Corporation ("Borrower").

         This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and SILICON VALLEY BANK ("Bank) (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein .

         Borrower hereby requests on __________________, 200_ a LIBOR Rate Loan (the "Loan") as follows:

                    (a) The date on which the Loan is to be made is ______________, 200_.

                    (b) The amount of the Loan is to be
__________________________ ($__________________) for an Interest Period of
___________ month( s).

         All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

         IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of this ____ day of _______________, 200_.

                                         CYPRESS SEMICONDUCTOR CORPORATION

                                         By:__________________________________

                                         Title:_______________________________

For Internal Bank Use Only

--------------------------------------------------------------------------------
LIBOR Pricing Date    I LIBOR Rate    I LIBOR Rate Variance     Maturity Date
--------------------------------------------------------------------------------
                   |                |        ___%             |
--------------------------------------------------------------------------------


                                       1.

                          EXHIBIT B TO LIBOR SUPPLEMENT

                 LIBOR RATE CONVERSION/CONTINUATlON CERTIFICATE

         The undersigned hereby certifies as follows:

         1, ________________________, am the duly elected and acting
_________________ of Cypress Semiconductor Corporation ("Borrower").

         This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and SILICON VALLEY BANK ("Bank") (the "Loan Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Loan Agreement .have the same meaning herein as ascribed to them therein.

         Borrower hereby requests on ____________, 200_ a LIBOR Rate Loan (the "Loan") as follows:

         (a)      ____ (i)  A rate conversion of an existing Prime Rate Loan from a Prime Rate Loan to a LIBOR Rate Loan; or

                  ____ (ii) A continuation of an existing LIBOR Rate Loan as a
                            LIBOR Rate Loan;

                            [Check (i) or (ii) above]

         (b)      The date on which the Loan is to be made is ___________, 200_.

         (c)      The amount of the Loan is to be _____________($_____________), for an Interest Period of ___________ month(s).

         All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.




                                       1.

         IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this __ day of ___________, 200_.

                                              CYPRESS SEMICONDUCTOR CORPORATION

                                              By:_______________________________

                                              Title:____________________________

For Internal Bank Use Only

--------------------------------------------------------------------------------
LIBOR Pricing Date    I LIBOR Rate    I LIBOR Rate Variance     Maturity Date
--------------------------------------------------------------------------------
                   |                |        ___%             |
--------------------------------------------------------------------------------


                                       2.

                                    EXHIBIT A

                        Forms of Stock Pledge Agreements











                                       1.

                                    EXHIBIT B

                  PRIME RATE LOAN PAYMENT/ADVANCE REQUEST FORM
           DEADLINE FOR SAME DAY PROCESSING IS 12:00 NOON PACIFIC TIME


Fax To:                                                                                 Date:
         ---------------------------                                                         ----------------------

Borrower:  Cypress Semiconductor Corporation

|_| Loan Payment:

   From Account #                                             To Account #
                 -----------------------------------------                -----------------------------------------
                        (Name and Deposit Account #)                                   (Loan  Account #)

   Principal $                                    and/or Interest $
              -----------------------------------                  ------------------------------------------------

Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on and as of the date hereof, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Authorized Signature:                                                  Phone Number:
                     -----------------------------------------                      -------------------------------

|_| LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #                                                         To Account #
              ---------------------------------------                              --------------------------------
                           (Loan Account #)                                            (Name and Deposit Account #)

Amount of Advance $
                   ----------------------------------

Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on and as of the date of the requested Advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Authorized Signature:                                                  Phone Number:
                     --------------------------------                                ------------------------------

OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired. Deadline for same day processing is 12:00 noon, Pacific Time

Beneficiary Name:                                             Amount of Wire: $
                 ------------------------------------                          ------------------------------------
Beneficiary Bank:                                             Account Number:
                 ------------------------------------                         -------------------------------------
City and State:
               --------------------------------------
Beneficiary Bank Transit (ABA) #:                             Beneficiary Bank Code (Swift, Sort, Chip, etc.):
                                  -------------------                                                          ----

                                                              (For International Wire Only)
Intermediary Bank:                                            Transit (ABA) #:
                   ----------------------------------                         -------------------------------------
For Further Credit to:
                      ----------------------------------------------------------------------------------
Special Instruction:
                     -----------------------------------------------------------------------------------


                                       1.

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).


Authorized Signature:                                         2nd Signature (if required):
                     --------------------------------                                     -------------------------
Print Name/Title:                                             Print Name/Title:
                 ------------------------------------                          ------------------------------------
Telephone #                                                   Telephone #
            -----------------------------------------                     -----------------------------------------























                                       2.

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE



TO:           SILICON VALLEY BANK
              3003 Tasman Drive
              Santa Clara, CA 95054

FROM:         Cypress Semiconductor Corporation
              3901 North First Street
              San Jose, CA  95134

         The undersigned authorized officer of CYPRESS SEMICONDUCTOR CORPORATION ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants, except as noted below, and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date (but those representations and warranties expressly referring to another date shall be true, correct, and complete in all material respects as of such date). Attached are the required documents supporting the certification. The undersigned officer certifies that such documents were prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next, except as explained in an accompanying letter or footnotes. The undersigned officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         Please indicate compliance status by circling Yes/No under "Complies" column.


Financial Covenant                        Required                    Actual               Complies
------------------                        --------                    ------               --------
     Maintain on a Quarterly Basis:
     ------------------------------

Quick Ratio                              Not less than 1.00:1.00     $________             Yes      No

Tangible Net Worth                       Not less than $600,000,000  $________             Yes      No

Reporting Covenant                       Required                                          Complies
------------------                       --------                                          --------

Cash holding report                      Quarterly within 30 days                          Yes      No

A/R Aging                                Quarterly within 30 days                          Yes      No

10K and 10Q reports & Compliance Within 5 days of filing                                   Yes      No
Certificate

Financial Projections                    Annually within 45 days of FYE                    Yes      No

Sincerely,


CYPRESS SEMICONDUCTOR CORPORATION                                               BANK USE ONLY

-------------------------------------------                      Received By:
SIGNATURE                                                                    --------------------------------
                                                                             AUTHORIZED SIGNER
-------------------------------------------
TITLE                                                            Date:
                                                                      ---------------------------------------
-------------------------------------------                      Verified:
Date                                                                      -----------------------------------
                                                                             AUTHORIZED SIGNER

                                                                 Date:
                                                                      ---------------------------------------

                                                                 Compliance Status:             Yes       No






















                                       3.

                                TABLE OF CONTENTS

                                                                                                               PAGE
1. ACCOUNTING AND OTHER TERMS....................................................................................1

2. LOAN AND TERMS OF PAYMENT.....................................................................................1

         2.1 Promise to Pay......................................................................................1

         2.2 Overadvances........................................................................................3

         2.3 Interest Rate, Payments.............................................................................3

         2.5 Fees ...............................................................................................3

3. CONDITIONS OF LOANS...........................................................................................3

         3.1 Conditions Precedent to Initial Credit Extension....................................................3

         3.2 Conditions Precedent to all Credit Extensions.......................................................4

4. CREATION OF SECURITY INTEREST.................................................................................4

         4.1 Grant of Security Interest..........................................................................4

5. REPRESENTATIONS AND WARRANTIES................................................................................5

         5.1 Due Organization and Authorization..................................................................5

         5.2 Collateral..........................................................................................5

         5.3 Litigation..........................................................................................5

         5.4 No Material Adverse Change in Financial Statements..................................................5

         5.5 Solvency............................................................................................6

         5.6 Regulatory Compliance...............................................................................6

         5.7 Subsidiaries........................................................................................6

         5.8 Full Disclosure.....................................................................................6

6. AFFIRMATIVE COVENANTS.........................................................................................6

         6.1 Government Compliance...............................................................................7

         6.2 Financial Statements, Reports, Certificates.........................................................7

         6.3 Inventory; Returns..................................................................................7

         6.4 Taxes...............................................................................................7

         6.5 Insurance...........................................................................................7

         6.7 Financial Covenants.................................................................................8

         6.10 Use of Proceeds....................................................................................8

         6.12 Further Assurances.................................................................................8

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
7. NEGATIVE COVENANTS............................................................................................8

         7.1 Dispositions........................................................................................8

         7.2 Changes in Business, Ownership, Management or Business Locations....................................9

         7.3 Mergers or Acquisitions.............................................................................9

         7.4 Indebtedness........................................................................................9

         7.5 Encumbrance.........................................................................................9

         7.6 Distributions; Investments.........................................................................10

         7.7 Transactions with Affiliates.......................................................................10

         7.8 Subordinated Debt..................................................................................10

         7.9 Compliance.........................................................................................10

8. EVENTS OF DEFAULT............................................................................................11

         8.1 Payment Default....................................................................................11

         8.2 Covenant Default...................................................................................11

         8.3 Material Adverse Change............................................................................11

         8.4 Attachment.........................................................................................11

         8.5 Insolvency.........................................................................................11

         8.6 Other Agreements...................................................................................11

         8.7 Judgments..........................................................................................12

         8.8 Misrepresentations.................................................................................12

         8.9 Guaranty...........................................................................................12

9. BANK'S RIGHTS AND REMEDIES...................................................................................12

         9.1 Rights and Remedies................................................................................12

         9.2 Power of Attorney..................................................................................13

         9.4 Bank Expenses......................................................................................13

         9.5 Bank's Liability for Collateral....................................................................13

         9.6 Remedies Cumulative................................................................................13

         9.7 Demand Waiver......................................................................................13

10. NOTICES.....................................................................................................13

11. CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER.................................................................14

12. GENERAL PROVISIONS..........................................................................................14


                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         12.1 Successors and Assigns............................................................................14

         12.2 Indemnification...................................................................................14

         12.3 Time of Essence...................................................................................14

         12.4 Severability of Provision.........................................................................14

         12.5 Amendments in Writing, Integration................................................................15

         12.6 Counterparts......................................................................................15

         12.7 Survival..........................................................................................15

         12.8 Confidentiality...................................................................................15

         12.9 Attorneys' Fees, Costs and Expenses...............................................................15

13. DEFINITIONS.................................................................................................15




                                      iii.

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.